SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

Common Stock Underwriting Agreement

On October 3, 2007, FTI Consulting, Inc. (“FTI”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman, Sachs & Co. as representatives of the several underwriters named on Schedule I to the Underwriting Agreement (the “Underwriters”) relating to the sale of 4,830,000 shares of the FTI’s common stock (the “Shares”), which includes 630,000 shares subject to the exercise of the underwriter’s option to purchase additional shares, at a price to the public of $50.00 per share, less the underwriting discount. The Underwriting Agreement includes customary representations, warranties and covenants by FTI. Under the terms of the Underwriting Agreement, FTI has agreed to indemnify the Underwriters against certain liabilities.

The Form S-3 registration statement relating to the Shares automatically became effective upon filing with the Securities and Exchange Commission on September 28, 2007. Copies of the final prospectus supplement and the accompanying prospectus may be obtained from Deutsche Bank Securities Prospectus Department, 100 Plaza One, Jersey City, NJ 07311, telephone: 800-503-4611, email: prospectusrequest@list.db.com; from Banc of America Securities LLC, Capital Markets Operations (Prospectus Fulfillment), 100 West 33rd Street, New York, NY 10001, telephone: 800-294-1322, e-mail dg.prospectus_distribution@bofasecurities.com; or from Goldman, Sachs & Co., Prospectus Department, 85 Broad St., New York, NY 10004, fax: 212-902-9316, email: prospectus-ny@ny.email.gs.com.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01.	Other Events

On October 4, 2007, FTI issued its press release announcing the pricing of its offering of shares of common stock (the “Pricing Press Release”). A copy of the Pricing Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 9, 2007, FTI issued its press release announcing that the offering and sale of 4,830,000 shares of common stock by FTI to the Underwriters closed on October 9, 2007 (the “Closing Press Release”). The Closing Press Release also reported that the net proceeds to the Company of the offering of the shares are $231.84 million, after payment of the underwriting discounts and commissions, but excluding estimated offering expenses and, as previously announced, the Company intends to use the net proceeds from the offering for general corporate purposes, including the continuation of its strategic acquisition program. A copy of the Closing Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

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ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

1.1	Underwriting Agreement dated October 3, 2007 by and among FTI Consulting, Inc. and Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman, Sachs & Co. as representatives of the several underwriters named on Schedule I to the Underwriting Agreement

99.1	Press Release dated October 4, 2007 of FTI Consulting, Inc.

99.2	Press Release dated October 9, 2007 of FTI Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: October 10, 2007	By:	/s/ ERIC B. MILLER
Eric B. Miller
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated October 3, 2007 by and among FTI Consulting, Inc. and Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman, Sachs & Co. as representatives of the several underwriters named on Schedule I to the Underwriting Agreement

99.1	Press Release dated October 4, 2007 of FTI Consulting, Inc.

99.2	Press Release dated October 9, 2007 of FTI Consulting, Inc.